EXHIBIT 31.2



                            CERTIFICATION  PURSUANT  TO
                             18  U.S.C.  SECTION  1350,
                             AS  ADOPTED  PURSUANT  TO
                  SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002

In connection with the Annual Report of Zow, Inc. a Nevada corporation (the "Company") on Form 10-KSB for the year ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Marc Seely, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Zow, Inc., and will be retained by Zow, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/  Marc  Seely
-  --------------------------
Marc  Seely
Chief  Executive  Officer
April  14,  2004